Exhibit 10.16

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made this 18th day of September, 2012 by and between SIMPLEPONS, INC., a Delaware corporation (the “Company”), with its principal place of business located at 220 Congress Park Drive, Suite 304, Delray Beach, FL 33445, RALPH LIEBER (“Lieber”), an individual with his residence at 141 Howard Terrace, Leona, NJ 07605 and HYO JUNG KIM (“Kim”), an individual with her residence at 141 Howard Terrace, Leona, NJ 07605.

R E C I T A L S

WHEREAS, pursuant to a Subscription Agreement dated January 5, 2012, Lieber purchased 400,000 units of the Company’s securities (the “Units”) pursuant to the Company’s Confidential Term Sheet dated December 21, 2011 (the “Term Sheet”), with each Unit consisting of one share of the Company’s common stock (the “Common Stock”) and a common sock purchase warrant exercisable into one share of Common Stock at an exercise price of $1.00 per share (the “Warrant”).

WHEREAS, pursuant to a Subscription Agreement dated January 7, 2012, Kim purchased 50,000 Units pursuant to the Term Sheet.

WHEREAS, an issue has arisen as to the purchase price for the Units so purchased from the Company by each of Lieber and Kim.

WHEREAS, the parties desire to resolve any such issues as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Recitals. The foregoing recitals are true and correct and incorporated herein by such reference.

2.	Issuance of Additional Shares. Upon execution of this Agreement by all parties hereto, the Company will issue an aggregate of 1,800,000 shares of the Company’s Common Stock (the “Additional Shares”) to Lieber and Kim in the amount set forth opposite their respect name below:

Name	No. of Shares
Ralph Lieber	1,602,000
Hyo Jung Kim	198,000
1,800,000

3.	Investment Intent. Each of Lieber and Kim represent and warrant to the Company as follows:

3.1 He/she is an “accredited investor” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and has such knowledge and experience in financial, investment and business matters that he/she is capable of evaluating the merits and risks of the investment in the Additional Shares and represents that he/she (i) has adequate means of providing for his/her current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of such securities; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

3.2 The Additional Shares are being acquired solely for his/her account for personal investment and not with a view to, or for resale in connection with, any distribution and he/she does not intend to dispose of all or any part of the Additional Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Additional Shares are being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act.

"These securities have not been registered under the Securities Act of 1933 or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act of 1933 and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the SimplePons, Inc. that an exemption from registration under the act and any applicable state securities laws is available."

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4.

Release. Lieber and Kim (the “Releasing Parties”) jointly and severally release and forever discharge the Company, and all past or present agents, employees, representatives, directors, officers, stockholders, subsidiaries, successors and assigns, and all other persons, firms, corporations, and organizations from any and all manner of action and actions, cause and causes of actions, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys’ fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically, any and all claims arising out of the relationship, which the Releasing Parties ever had, now have or may have had against the Company, now or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement. In further consideration of the aforesaid and this Agreement, the Releasing Parties hereto do hereby agree that they will forever refrain from and desist from, directly or indirectly, instituting or asserting any claim against the other party for any losses, damages or expenses (known or unknown, existing or arising in the future) which in any way arise from or pertain to the aforesaid facts and circumstances. In executing this Agreement, the Releasing Parties state and represent that they understand the terms hereof are contractual and not merely a recital.

5.

Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought. This Agreement is not assignable by the any party.

6.

Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

7.

Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third (3rd) calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

8.

Entire Agreement; Survival. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

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9.

Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

10.

Governing Law; Enforcement. This Agreement shall become valid when executed by all parties hereto. This Agreement shall be construed in accordance with the laws of the State of Florida, without an application of the principles of conflicts of laws. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient form.

11.

Binding Nature; Counterparts. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

12.

Role of Counsel. Lieber and Kim each acknowledge their understanding that this Agreement was prepared at the request of the Company by Pearlman Schneider LLP, its counsel, and that such firm did not represent either Lieber or Kim in conjunction with this Agreement or any of the related transactions. Each of Lieber and Kim, as further evidenced by his/her signature below, acknowledges that he/she has had the opportunity to obtain the advice of independent counsel of his/her choosing prior to the execution of this Agreement and that he/she has availed himself/herself of this opportunity to the extent he/she deemed necessary and advisable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SIMPLEPONS, INC.

By: /s/ Brian John
Brian John, President

/s/ Ralph Lieber
Ralph Lieber

/s/ Hyo Jung King
Hyo Jung King

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